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                                                                       EXHIBIT 5




                               November 25, 1996


Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska  68131

Dear Sirs:

         We have acted as counsel to Berkshire Hathaway Inc., a Delaware corporation (the "Company"), in the preparation of its Post-Effective Amendment Nos. 1 and 2 (the "Post-Effective Amendment") to its registration statement (No. 33-30570) on Form S-3 (the "Prior Registration Statement") covering $400,000,000 in proposed maximum aggregate offering price of debt securities (the "Debt Securities") which the Company has filed with, and which have been declared effective by, the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an offering of Debt Securities. We have also acted as counsel to the Company in connection with its registration statement on Form S-3 filed under Rule 462(b) of the Securities Act (the "Rule 462(b) Registration Statement") covering an additional $53,890,000 in proposed maximum aggregate offering price of Debt Securities of the same class as were included in the Prior Registration Statement (the "Additional Debt Securities").

         For the purpose of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary. We have examined, among other things, the Company's Certificate of Incorporation and Bylaws and records of corporate proceedings. We have also examined the indenture dated as of December 1, 1987, between the Company and The First National Bank of Boston, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture to be entered into between the Company and the Trustee (the indenture dated as of December 1, 1987, as supplemented from time to time, is referred to herein as the "Indenture"), pursuant to which the Debt Securities and Additional Debt Securities are to be issued, and have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and that the First Supplemental Indenture referred to above will be duly authorized, executed and delivered by each of the Company and the Trustee. We further assume that, in connection with the issuance and sale of any Debt Securities and Additional Debt Securities which may be exchanged for securities of another issuer, such other issuer shall have taken any and all necessary and appropriate steps to enable the Company to deliver securities of such other issuer upon such exchange.

         On the basis of the foregoing examinations, the assumptions contained herein and such other matters of fact and questions of law as we have deemed necessary, and in reliance thereon, we are of the opinion that, when the Rule 462(b) Registration Statement has become effective under the Securities Act and the Additional Debt Securities have been duly executed by the Company, authenticated by the Trustee and issued and sold as contemplated in the Rule 462(b) Registration Statement, the Additional Debt Securities will be legal, valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of California and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to the Indenture and the Securities, which are stated to be governed by the laws of the State of New York, we have assumed with your consent that such laws are the same as the laws of the State of California with respect to the legal, valid and binding nature of the Debt Securities.

         We hereby consent to the references to our firm under the caption "Validity of Notes" in the prospectus supplement contained in the Prior Registration Statement and incorporated into the Rule 462(b) Registration Statement and in the prospectus contained or incorporated therein under the caption "Legal Opinions." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                  Very truly yours,


                                  MUNGER, TOLLES & OLSON